                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):   November 30, 1995


                                  LUKENS INC.

            (Exact name of registrant as specified in its charter)


 DELAWARE                        1-3258                        23-2451900
(State or other             (Commission File               (I.R.S. Employer
jurisdiction of                  Number)                    Identification
incorporation)                                                  Number)



                             50 South First Avenue
                           Coatesville, Pennsylvania
                   (Address of principal executive offices)

                                  19320-0911
                                  (Zip Code)

                                (610) 383-2000
             (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS.


See the following press release, dated November 30, 1995, concerning fourth quarter 1995 developments.


                                                    Rick Whitmyre
                                                    (610)383-3393


                    LUKENS FORECASTS LOWER STEEL SHIPMENTS


     COATESVILLE, PA., November 30, 1995 -- Lukens Inc. (NYSE: LUC) said today that fourth quarter shipments from its Lukens Steel Group will be about 20,000 tons lower than the same period in 1994.

     "Recent disruptions associated with the start-up of our Steckel Mill Advanced Rolling Technology (SMART/(R)/) system at Conshohocken, Pa., limited the facility's production capacity during the fourth quarter," said R. W. Van Sant, Lukens' chairman and chief executive officer. "However, the system has returned to normal levels of discrete plate production and commissioning activities are continuing," Van Sant said.

     The company said that initial processing of SMART stainless steel coils will be delayed until the first quarter of next year.

         INVENTORY CORRECTION CONTINUES TO AFFECT STAINLESS SHIPMENTS

     "The inventory correction for cold-rolled stainless products at the service center level will continue through the fourth quarter as end-user customers adjust their production levels to slower economic growth," said Van Sant. "We expect fourth quarter cold-rolled stainless sheet and strip shipments will be about 6,000 tons lower than the comparable 1994 period. However, we believe service center inventories should stabilize at normal levels during the first quarter of 1996," he said.

     Lukens Inc. is a leading North American specialty steel manufacturer whose subsidiaries supply carbon, alloy and clad plate steels; and stainless steel sheet, strip and plate products.

                                    #  #  #

                                  SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                      LUKENS INC.



  December 4, 1995                    C. B. HOUGHTON, JR.
                                      -------------------
                                      C. B. Houghton, Jr.
                                      Vice President and Controller